Exhibit 3(ii)

AMENDMENT TO PRINCIPAL UNDERWRITER’S AND SELLING AGREEMENT

This Amendment amends the Principal Underwriter’s and Selling Agreement dated January 1, 2001, among First MetLife Investors Insurance Company (“Insurance Company”) on behalf of First MetLife Investors Variable Annuity Account One (the “Variable account”), MetLife Investors Group, Inc. (“MLIG”) and MetLife Investors Distribution Company (“Principal Underwriter”) as follows:

Exhibit A of the Agreement is amended to read:

1.	Variable Contracts:	150 basis points (1.50%) of Purchase Payments

2.	Fixed Contracts:	100 basis points (1.00%) of Purchase Payments

Effective as of the 1st day of January 2002.

INSURANCE COMPANY

FIRST METLIFE INVESTORS INSURANCE COMPANY

	By:	/s/ James A. Shepherdson, III
James A. Shepherdson, III
Co-President

ATTEST:

/s/ Richard C. Pearson
Secretary

PRINCIPAL UNDERWRITER

METLIFE INVESTORS DISTRIBUTION COMPANY

	By:	/s/ James A. Shepherdson, III
James A. Shepherdson, III
Co-President

ATTEST:

/s/ Richard C. Pearson
Secretary

MLIG

METLIFE INVESTORS GROUP, INC

	By:	/s/ James A. Shepherdson, III
James A. Shepherdson, III
Co-President

ATTEST:

/s/ Richard C. Pearson
Secretary